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As filed with the Securities and Exchange Commission on March 24, 2003

Registration No. 333-94153

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOG CUTTER CAPITAL GROUP INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2081138 (I.R.S. employer identification no.)

1410 SW Jefferson Street
Portland, OR 97201
(Address of Principal Executive Offices)

Fog Cutter Capital Group Inc.
1998 Stock Option Plan
(Full title of the plan)

Andrew A. Wiederhorn
1410 SW Jefferson Street
Portland, OR 97201
(503) 721-6500
(Name and address and telephone number of agent for service)

Explanatory Note

        This Amendment No. 1 to Form S-8 is being filed for the purpose of including an additional exhibit not filed with the original filing.

Item 8.	Exhibits.
*4.3	Fog Cutter Capital Group Inc. 1998 Stock Option Plan
*5	Opinion of Proskauer Rose LLP
*23.1	Consent of Proskauer Rose LLP (included in Exhibit 5).
*23.2	Consent of Arthur Anderson LLP regarding report dated March 19, 1999 included in the Company's Form 10-K and Form 10-K/A for the year ended December 31, 1998
23.3
Consent of Ernst & Young LLP regarding reports dated February 20, 2003, February 5, 2002, February 8, 2001 and February 11, 2000, with respect to the consolidated financial statements of the Company for the years ended December 31, 2002, 2001, 2000 and 1999, respectively, included in the Company's 2002, 2001, 2000 and 1999 Annual Reports on Form 10-K
24	Power of Attorney (included on signature page).

*
Previously filed.

SIGNATURES

        Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 21, 2003.

FOG CUTTER CAPITAL GROUP INC.
By:	/s/ Andrew A. Wiederhorn Andrew A. Wiederhorn Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS that each director and officer whose signature appears below constitutes and appoints Andrew A. Wiederhorn and R. Scott Stevenson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of common stock of the Corporation to be issued pursuant to the Corporation's 1998 Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirement of the Securities Act of 1933, this registration statement or amendment has been signed below on March 21, 2003 by the following persons in the capacities indicated.

/s/ Andrew A. Wiederhorn	/s/ K. Kenneth Kotler

Andrew A. Wiederhorn	K. Kenneth Kotler
Chairman and Chief Executive Officer	Director
/s/ R. Scott Stevenson	/s/ Christopher T. DeWolfe

R. Scott Stevenson	Christopher T. DeWolfe
Senior Vice President and Chief Financial Officer	Director
/s/ Don H. Coleman	/s/ M. Ray Mathis

Don H. Coleman	M. Ray Mathis
Director	Director
/s/ David Dale-Johnson

David Dale-Johnson
Director

Exhibit Index

Exhibit No.	Document
*4.3	Fog Cutter Capital Group Inc. 1998 Stock Option Plan
*5	Opinion of Proskauer Rose LLP
*23.1	Consent of Proskauer Rose LLP (included in Exhibit 5).
*23.2	Consent of Arthur Anderson LLP regarding report dated March 19, 1999 included in the Company's Form 10-K and Form 10-K/A for the year ended December 31, 1998
23.3
Consent of Ernst & Young LLP regarding reports dated February 20, 2003, February 5, 2002, February 8, 2001 and February 11, 2000, with respect to the consolidated financial statements of the Company for the years ended December 31, 2002, 2001, 2000 and 1999, respectively, included in the Company's 2002, 2001, 2000 and 1999 Annual Reports on Form 10-K
24	Power of Attorney (included on signature page).

*
Previously filed.

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SIGNATURES
Exhibit Index